UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) April 6, 2005

QUINCY GOLD CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-31501	98 0218264
(State or other	(Commission File	(IRS Employer
jurisdiction of	Number)	Identification No.)
incorporation)

309 Center Street, Hancock, MI 49930
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code (906) 482 4695

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

Appointment

On February 11, 2005 the Registrant’s board of directors appointed William M. Sheriff as a member of the Board of Directors.

Background

Mr. Sheriff of Dallas, Texas is known to be one of the leading prospect developers in the Western United States having generated numerous exploration projects to many major mining companies including Newmont, Anglo, Uranerz, Atlas, Cordex, Homestake, FMC and others. Mr. Sheriff is also a director of Energy Metals Corporation and Castleworth Ventures Inc. He began his career with Cyprus Minerals-AMOCO in 1980 working on molybdenum deposits in Montana. From 1981 to 1984 as Research Geologist for Amselco Exploration, he was responsible for prospect generation for the southwest USA. From 1985 to present, he was founder and President of Platoro West Incorporated, a minerals exploration firm specializing in project identification and acquisition throughout the western USA. Platoro West has exclusive access to proprietary databases from Union Carbide and US Smelting's worldwide exploration programs along with uranium exploration data bases from UV Industries, Ranchers Exploration and Hecla Mining. From 2002 until present, Mr. Sheriff has served as the President of Pacific Intermountain Gold Corporation (PIGCO), a private corporation owned by Seabridge Gold Corporation. PIGCO holds over

30 advanced gold exploration projects throughout Nevada. Mr. Sheriff received his BSc in Geology from Fort Lewis College in Durango, Colorado and conducted graduate studies at the University of Texas-El Paso in Mining Geology and Mineral Economics.

Resignations

On April 6, 2005 the Board of Directors of the Registrant accepted the resignations of William Utterback and George Cole as directors.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits. - The following documents are filed as exhibits to this report:

99.1	Press release issued April 6, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 7, 2005

QUINCY GOLD CORP.

By:	/s/ James N. Fairbairn
James N. Fairbairn
Chief Financial Officer